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                                                                    Exhibit 10.6

                                    TERM NOTE

$6,500,000                                                      January 7, 1997
                                                              Chicago, Illinois

         1. Loan Amount. FOR VALUE RECEIVED, METAL MANAGEMENT, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of LASALLE NATIONAL BANK, a national banking association ("Lender"), the principal sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000), or such portion thereof as is now or hereafter disbursed and remains unpaid, at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

         2. Definitions. As used in this Note, the following terms shall have the meanings set forth in this Section 2. Any capitalized terms used in this Note and not defined herein shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

                  "Business Day" means any day other than a Saturday, Sunday or other day on which Lender is closed.

                  "Commercial Paper Rate" means the per annum rate of interest on overnight commercial paper issued by LaSalle National Corporation from time to time.

                  "Default Rate" means the per annum rate of interest equal to 4% plus the Prime Rate in effect from time to time.

                  "Event of Default" has the meaning ascribed thereto in Section 16 below.

                  "Extended Maturity Date" means September 30, 1997.

                  "Fixed Rate" means, with respect to a LIBOR Loan for any Interest Period, a fixed interest rate per annum equal to the sum of
         (i) the LIBOR Rate applicable to such Interest Period, and (ii) the Interest Margin.

                  "Floating Loan" means the portion of the outstanding principal balance of the Loan that is bearing interest at the Floating Rate.

                  "Floating Rate" means the per annum rate of interest equal to the Prime Rate in effect from time to time.

                  "HouTex" means HouTex Metals Company, Inc., a Texas corporation and a wholly-owned subsidiary of Maker.

                  "Interest Margin" means 1.75%; provided, however, that the Interest Margin shall be reduced from 1.75% to 0.90% during any period in which Lender has been granted a first

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         perfected security interest in marketable securities acceptable to
         Lender with a fair market value of not less than $10,000,000 as security for the repayment of the Loan.

                  "Interest Period" has the meaning ascribed to such term in
         Section 6 below.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

                  "LIBOR Loan" means each portion of the outstanding principal balance of the Loan that is bearing interest at an applicable Fixed Rate.

                  "LIBOR Rate" means, with respect to any LIBOR Loan, the per annum rate of interest equal to the quotient obtained by dividing (i) the per annum rate of interest at which United States dollar deposits in an amount equal to the amount of such LIBOR Loan are generally offered to Lender in the London interbank Eurodollar market at 11:00 a.m. in London, England, on the applicable Interest Determination Date for a period equal to the Interest Period applicable to such LIBOR Loan, by (ii) the difference between 100% and any applicable reserve requirements (stated as a percentage and rounded upward to the nearest whole multiple of 1/100th of one percent per annum (including, without limitation, any applicable maximum reserve requirements for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any similar reserves under any successor regulations)).

                  "LIBOR Rate Taxes" has the meaning ascribed thereto in Section 10 below.

                  "Loan" means the indebtedness owing by Maker to Lender and evidenced by this Note.

                  "Loan Agreement" means that certain Loan Agreement of even date herewith among Lender, Maker and HouTex governing the disbursement and administration of, and various other matters concerning, the Loan, as the same may be amended or otherwise modified from time to time.

                  "Loan Rates" means the interest rates applicable to the Floating Loan and each outstanding LIBOR Loan, if applicable.

                  "Maturity Date" means June 30, 1997.

                  "Prime Rate" means the per annum rate of interest announced or published publicly from time to time by Lender at its principal place of business in Chicago, Illinois, as its prime or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by Lender with respect to commercial loans.

         3.       Floating Rate; Calculation of Interest.


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                  (a) Except as otherwise provided in this Note, interest shall accrue on the balance of principal remaining from time to time unpaid under this Note during each calendar month (whether full or partial) prior to the Maturity Date (or the Extended Maturity Date, if applicable) at the Floating Rate. The Floating Rate shall change concurrently with any changes in the Prime Rate and Lender shall not be obligated to notify Maker of any such changes.

                  (b) Interest shall be (i) computed on the basis of a year consisting of 360 days and (ii) payable for the actual number of days during the period for which interest is being charged.

         4. Payments of Interest and Principal. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

                  (a) Accrued and unpaid interest on the outstanding principal balance of this Note shall be payable in arrears on the first Business Day of each calendar month beginning on the first Business Day of February 1997. Furthermore, interest shall be payable on any LIBOR Loan on the last day of the Interest Period applicable to such LIBOR Loan.

                  (b) The unpaid principal balance of this Note and all accrued interest thereon and any other sums due and owing to Lender by Maker under the Loan Documents shall be due and payable in full on the Maturity Date (or the Extended Maturity Date, if applicable).

                  (c) Maker shall have the right (the "Extension Right") to extend the term of this Note for one additional three month period commencing on the Maturity Date, with the final payment of the unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon, to be due and payable in full on the Extended Maturity Date, upon and subject to the following terms, provisions and conditions:

                           (i) Maker shall give written notice (the "Extension
                  Notice") to Lender of its election to exercise the Extension Right no later than May 31, 1997;

                           (ii) Concurrently with the delivery of the Extension
                  Notice, Maker shall pay to Lender a nonrefundable extension fee equal to $25,000; provided, however, that if HouTex also exercises its Extension Right pursuant to the terms and conditions of the Revolver Note, the aggregate extension fee due and payable by Maker and HouTex under this Note and the Revolver Note shall equal $25,000;

                           (iii) No Event of Default or event or circumstance
                  that with the passage of time, the giving of notice or both would constitute an Event of Default exists as of the date on which the Extension Notice is delivered or on the Maturity Date.


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                           (iv) Except as expressly provided to the contrary in
                  this Note or the Loan Agreement, all of the other terms, provisions and conditions of this Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, including, without limitation, the obligation to make monthly payments of interest at the then applicable rate(s) of interest;

                           (v) There shall have been no material adverse change
                  in the projected income and expenses of the Individual Guarantors in the aggregate or Maker, or in any other material financial information provided by Maker or the Individual Guarantors to Lender.

                  (d) This is not a revolving credit facility and any portion of the principal balance of this Note that is repaid may not be reborrowed.

                  (e) All payments and prepayments of the principal balance of this Note shall be applied first toward the Floating Loan, if applicable. If such payments or prepayments are in excess of the outstanding principal balance of the Floating Loan then, at Maker's option, either (i) such excess shall be applied against one or more LIBOR Loans, if applicable (such application to be made first against those LIBOR Loans with the earliest Interest Period expiration dates), in which event Maker shall pay, concurrently with the repayment of such LIBOR Loans, all of Lender's damages, costs and expenses (including prepayment premiums) arising in connection with the repayment of such LIBOR Loans (as more fully described below); or (ii) if applicable, Lender shall hold such excess (with interest being payable by Lender to Maker on the amount so held at the Commercial Paper Rate in effect on the date of such prepayment) until the next following expiration date(s) of existing Interest Period(s), at which time Lender shall apply such excess (plus interest accrued thereon as aforesaid) toward repayment of the LIBOR Loans to which such expiring Interest Period(s) apply until all of such excess is so applied. If the option described in clause (ii) above is selected, interest at the applicable Loan Rates shall continue to accrue and be payable to Lender on the entire outstanding principal balance of this Note (including those portions which will be repaid by such excess amount at the expiration of the applicable Interest Periods).

         5.       Conversion to or Continuation of LIBOR Loan.

                  (a) Notwithstanding anything to the contrary set forth above, but subject to the provisions of Sections 6 and 7 below, Maker shall have the option (i) to convert at any time the interest rate charged on all or any part of the Floating Loan (in excess of the minimum amount set forth below) from the Floating Rate to a Fixed Rate; and (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of the same as a LIBOR Loan, and the succeeding Interest Period of such continued LIBOR Loan shall commence on the expiration date of the Interest Period applicable thereto, provided that no portion of the principal balance of the Loan may be continued as, or be converted into, a LIBOR Loan when any Event of Default has occurred and is continuing. Any partial

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         conversion to or continuation of a LIBOR Loan under this Section shall be in a minimum amount of $1,000,000. At the end of any Interest Period with respect to any LIBOR Loan, the portion of the principal balance constituting such LIBOR Loan shall automatically become part of the Floating Loan unless Maker has properly exercised an option to continue such LIBOR Loan as provided herein.

                  (b) If Maker desires to convert all or a portion of the Floating Loan to a LIBOR Loan or to continue all or any portion of a LIBOR Loan as the same, Maker shall notify Lender no later than 10:00 a.m. (Chicago time) on the third Business Day prior to the proposed conversion or continuation date. Each notice shall specify (i) the proposed conversion or continuation date (which shall be a Business
         Day), (ii) the portion of the principal amount of the Floating Loan to be converted to or continued as a LIBOR Loan, and (iii) the requested Interest Period.

                  (c) Any notice for conversion to a LIBOR Loan, or continuation of a LIBOR Loan, shall be irrevocable and Maker shall be bound to convert or continue the LIBOR Loan in accordance therewith.

         6. Interest Periods. By giving notice as required under this Note, Maker shall have the option, subject to the other provisions of this Section , to specify an interest period of 30, 60, or 90 days (each an "Interest Period") during which all or a portion of the Loan shall bear interest at the applicable Fixed Rate. The determination of Interest Periods shall be subject to the following provisions:

                  (a) In the case of immediately successive Interest Periods with respect to a continued LIBOR Loan, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                  (b) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day (unless the next succeeding Business Day is in the next calendar month, in which event the Interest Period shall expire on the immediately preceding Business Day);

                  (c) Maker may not select an Interest Period which terminates later than the Maturity Date (or the Extended Maturity Date, if the Extension Right has been timely and properly exercised prior to the selection of the Interest Period); and

                  (d) There shall be no more than two separate Interest Periods (and, therefore, no more than two separate LIBOR Loans) in effect at any one time.

         7.       Special Provisions Governing LIBOR Loans.

                  (a) If Maker has elected to convert to or continue a LIBOR Loan, then, as soon as practicable on the Interest Rate Determination Date applicable to such LIBOR Loan,

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         Lender shall determine (which determination shall conclusively be deemed to be correct absent manifest error) the Fixed Rate which shall apply to the requested LIBOR Loan and shall promptly give notice thereof to Maker. If on any Interest Rate Determination Date Lender is unable to obtain the applicable LIBOR Rate quotations, Lender shall give Maker prompt notice thereof and the LIBOR Loan requested shall continue to bear interest (or, in the case of a requested continuation of a LIBOR Loan, shall commence bearing interest at the end of the then current Interest Period therefor) at the Floating Rate.

                  (b) If, with respect to any Interest Period, (i) any change occurs in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, legislation or order) affecting the London interbank Eurodollar market for such Interest Period or (ii) other circumstances affecting the London interbank Eurodollar market for such Interest Period results in the then applicable Fixed Rates not adequately reflecting the cost to Lender of making, funding or maintaining the LIBOR Loans, Lender may, at its election, give notice thereof to Maker, whereupon until Lender has determined that the circumstances giving rise to such inadequacy no longer exist, (A) the right of Maker to elect to have any portion of the Loan bear interest at the Fixed Rate shall be suspended for such Interest Period, and (B) each outstanding LIBOR Loan shall bear interest at the Floating Rate commencing on the last day of the then current Interest Period therefor, notwithstanding any prior election by Maker to the contrary.

         8. Illegality. If Lender shall have reasonably determined that the making or continuation of any LIBOR Loan has become prohibited or otherwise unlawful under any law, governmental rule, regulation or order of any governmental body, then Lender shall promptly give notice to Maker of such determination. Upon delivery of such notice, Maker's right to request Lender to make LIBOR Loans shall be immediately suspended to the extent unlawful, as specified in such notice, and if any LIBOR Loans are then outstanding, each such LIBOR Loan shall, if required by law, immediately commence bearing interest at the Floating Rate in lieu of the applicable Fixed Rate. If Lender determines at any time following delivery of the aforementioned notice that Lender may lawfully make LIBOR Loans of the type referred to in such notice, Lender shall promptly give notice to Maker of such determination, whereupon Maker's right to request LIBOR Loans of such type shall be restored.

         9.       Reimbursement for Losses and Expenses; Increased Capital.

                  (a) Maker shall compensate Lender, within three Business Days following Maker's receipt of the written statement described below, for all actual losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the LIBOR Loans to Maker) that Lender may sustain in connection with the funding or maintenance of LIBOR Loans (except to the extent resulting from Lender's negligent or intentional error), including, without limitation, expenses and liabilities incurred (i) if such LIBOR Loans are not made when requested, (ii) if any prepayment of


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         any LIBOR Loan occurs for any reason on a date that is not the last day of the applicable Interest Period, or (iii) as a consequence of any required conversion of the interest rate applicable to a LIBOR Loan to a Floating Rate in the circumstances described in this Note. Lender shall deliver to Maker a written statement of such losses, expenses and liabilities promptly after the same have been determined (including the reason therefor and the calculation thereof), and such statement shall conclusively be deemed to be correct absent manifest error.

                  (b) If either (i) the introduction of or any change in (or a change in the authoritative interpretation of) any law or regulation regarding capital adequacy or (ii) compliance by Lender with any guideline from any central bank or other governmental body regarding capital adequacy (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) has the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to fund or maintain LIBOR Loans to a level below that which Lender would have achieved but for such introduction, change or compliance, then, upon demand by Lender, Maker shall, within three Business Days following Maker's receipt of the statement described below, pay to Lender additional amounts sufficient to compensate Lender for such reduction. Lender shall deliver to Maker a written statement of such amounts promptly after the same have been determined, and such statement shall conclusively be deemed to be correct absent manifest error.

         10.      LIBOR Rate Taxes.  Maker agrees that:

                  (a) Maker shall pay, prior to the date on which penalties attach thereto, all present and future stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Loan as a result of the interest rate being determined by reference to the LIBOR Rate or any payments of principal, interest or other amounts made on or in respect of a LIBOR Loan (all such taxes, levies, costs and charges being herein collectively called "LIBOR Rate Taxes"); provided, however, that LIBOR Rate Taxes shall not include income or franchise taxes imposed by any jurisdic tion (except that Maker shall be liable for the payment of the amount of any additional net income or franchise taxes actually incurred by Lender and directly attributable to payments made by Maker pursuant to this Section ).

                  (b) Maker shall indemnify Lender against, and reimburse Lender within five Business Days after demand for, any LIBOR Rate Taxes paid by Lender.

         11. Application. Subject to the provisions of Section 4 above, all payments and prepayments on account of the Loan shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, second, to all other sums (other than principal) then due Lender hereunder or under any of the other Loan Documents, third, to the outstanding balance of the Floating Loan, and the remainder, if any, to the outstanding balances of the LIBOR Loans in such manner and order as Lender determines.


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         12. Default Rate. After maturity or the earlier acceleration of the indebtedness evidenced by this Note, or if said indebtedness has not been accelerated, during any period in which an Event of Default exists under this Note, Maker shall pay interest on the balance of principal remaining unpaid during any such period at the Default Rate then in effect under this Note. The interest accruing under this Section shall be immediately due and payable by Maker to the holder of this Note and shall be additional indebtedness evidenced by this Note.

         13. Late Charge. In the event any payment of interest or principal due hereunder is not made when such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Maker shall pay to Lender a "late charge" of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Maker agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment is extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

         14. Prepayment. Maker reserves the right, without cost, premium or penalty (except as provided in Sections 4 and 9 above), to prepay all or any part of the indebtedness evidenced by this Note at any time and from time to time.

         15. Loan Documents. This Note is the "Term Note" referred to in the Loan Agreement and is secured by the liens, security interest and encumbrances created by the Loan Documents. Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

         16. Events of Default. The occurrence of an MMI Event of Default under the terms of the Loan Agreement shall constitute an "Event of Default" under this Note.

         17. Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of the continuation of such Event of Default or any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Maker and the Individual Guarantors and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, and Lender succeeds in obtaining any judgment or other relief

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sought, Maker promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

         18. Waivers. Maker and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound and (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) except for notices and demands expressly provided for under this Note or any of the other Loan Documents, waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder, except for notices and demands expressly provided for under this Note or any of the other Loan Documents; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Maker, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantor, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Maker, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

         19. Business Loan. The Loan is a business loan which comes within the purview of Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. agrees that the obligation evidenced by this
Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C.,
Section 1601, et seq.

         20. Time of the Essence.  Time is of the essence hereof.

         21. Governing Law; Modification. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

         22. No Partnership. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Maker or of any partner, lessee, operator, concessionaire or licensee of Maker in the conduct of their respective businesses, and by the execution of this Note, Maker agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs,

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expenses and liability that may be incurred by Lender as a
result of a claim that Lender is such partner, joint venturer, agent or associate.

         23. Delivery of Note. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Maker will be disbursed in Chicago, Illinois.

         24. Binding Obligation. The obligations and liabilities of Maker under this Note shall be binding upon and enforceable against Maker and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

         25. Invalid Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

         26. JURISDICTION AND VENUE. MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY MAKER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. MAKER HEREBY

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EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR
PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THE LOAN AGREEMENT. MAKER WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD MAKER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, MAKER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST MAKER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR MAKER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND MAKER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         27. WAIVER OF RIGHT TO JURY TRIAL. LENDER AND MAKER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

                                           METAL MANAGEMENT, INC., a Delaware
                                           corporation

                                           By: /s/ Gerard M. Jacobs
                                               ------------------------------
                                           Title: President
                                                  ---------------------------


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